                                                                Exhibit 99.1


                             TOWN AND COUNTRY TRUST
                                     [logo]


FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST DECLARES QUARTERLY DIVIDEND


BALTIMORE, MD, FEBRUARY 3, 2006 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today announced that its Board of Trustees has declared a regular quarterly dividend, with respect to the fourth quarter of 2005, of $0.43 per share, payable on March 10, 2006 to shareholders of record as of February 17, 2006.

The Town and Country Trust is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,183 apartment homes in the Mid-Atlantic states and Florida.

Additional information regarding The Town and Country Trust can be found on the Trust's web site at www.tctrust.com.



For further details contact

Thomas L. Brodie                            Alan W. Lasker                     Financial Relations Board
President and Chief Operating Officer       Sr. Vice President and CFO         Joseph Calabrese (Investor Inquiries)
The Town and Country Trust                  The Town and Country Trust         (212) 827-3772
(212) 407-2151                              (212) 407-2151


                       THE TOWN AND COUNTRY TRUST 300 East
             Lombard Street, Suite 1700 o Baltimore, Maryland 21202
                         410-539-7600 o fax 410-547-0789
                                 www.tctrust.com